UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        May 15, 2008

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 15, 2008, we entered into a $330 million variable rate unsecured term loan (the “Term Loan”) with JPMorgan Chase Bank, N.A., serving as syndication agent, Bank of America, N.A., serving as administrative agent, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, National Association, and Deutsche Bank Trust Company Americas, serving collectively as documentation agent, and a syndicate of other financial institutions, serving as banks.  Under the terms of the Term Loan, the loan proceeds were disbursed in three separate tranches, Tranche A with proceeds of $105,600,000 million, Tranche B with proceeds of $112,200,000 million, and Tranche C with proceeds of $112,200,000 million.  We may request to increase the total loan amount by an additional $70 million to an aggregate size of $400 million; no bank is required to provide any such additional financing, nor may any bank prevent another bank from funding an increase within that limit.  Each tranche bears a distinct maturity date.  Tranche A will mature on May 1, 2009, Tranche B will mature on January 4, 2010, and Tranche C will mature on January 3, 2011.  We may not extend the term of any tranche.  We paid customary arrangement and upfront fees to the lenders in connection with the closing of the Term Loan.

The Term Loan bears interest at varying levels based on (1) the London Interbank Offered Rate (“LIBOR”) and (2) the rating levels issued for our unsecured and unsubordinated long-term indebtedness.  The current stated pricing is LIBOR plus 1.25% per annum.  The stated spread over LIBOR can vary from LIBOR plus 1.15% to LIBOR plus 1.975% based upon the rating of our unsecured and unsubordinated long-term indebtedness.

Under the Term Loan we are subject to certain customary covenants, including, but not limited to, maintaining certain maximum leverage ratios, a minimum fixed charges coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered assets level.

ITEM 9.01                                       Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description

10.1

Term Loan Agreement, dated May 15, 2008, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, N.A., and Deutsche Bank Trust Company Americas, each as a Documentation Agent, the other banks signatory thereto, each as a Bank, J.P. Morgan Securities, Inc., as Sole Bookrunner and Lead Arranger, and Bank of America, N.A., as Administrative Agent. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

May 19, 2008
	By:	/s/ Thomas J. Sargeant
Name: Thomas J. Sargeant
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Term Loan Agreement, dated May 15, 2008, among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, Wells Fargo Bank, N.A., and Deutsche Bank Trust Company Americas, each as a Documentation Agent, the other banks signatory thereto, each as a Bank, J.P. Morgan Securities, Inc., as Sole Bookrunner and Lead Arranger, and Bank of America, N.A., as Administrative Agent. (Filed herewith)